FRONTIER FINANCIAL CORPORATION
                                AND SUBSIDIARIES


REPORT OF MANAGEMENT

The management of Frontier Financial Corporation and its subsidiaries has prepared and is responsible for the integrity and fairness of the financial statements and other financial information included in this annual report. The financial statements are prepared in accordance with accounting principles generally accepted in the United States of America and prevailing practices of the banking industry and, when appropriate, include amounts based on management's best estimates and judgment.

Management has established and is responsible for maintaining an internal control environment designed to provide reasonable assurance that transactions are properly authorized, assets are safeguarded and financial records are reliably maintained. The internal control environment includes: an effective financial accounting structure; a comprehensive internal audit function; an independent Audit Committee of the Board of Directors, and extensive financial and operating policies and procedures. The Corporation's management also fosters an ethical climate supported by a code of conduct along with appropriate selection and training of personnel.

The Audit Committee of the Board of Directors, composed solely of outside directors, meets periodically with management, the independent accountants and the internal auditors to ensure that each is properly discharging its responsibilities with regard to the financial statements and internal accounting controls. The independent accountants have full and free access to the Audit Committee and meets with it to discuss auditing and financial matters.

The Corporation's financial statements are audited by Moss Adams LLP, the Corporation's independent auditors. Their audits were conducted in accordance with auditing standards generally accepted in the United States of America and include a consideration of the internal control structure, tests of accounting records and other audit procedures necessary to allow the auditors to express their opinion on the fairness of the financial statements.

Management recognizes that there are inherent limitations in the effectiveness of any internal control environment. However, management believes that, as of December 31, 2001, the Corporation's internal control environment provided reasonable assurance as to the integrity and reliability of the financial statements and related financial information.

Management is responsible for compliance with the federal and state laws and regulations concerning restrictions and loans to insiders designated by the FDIC as safety and soundness laws and regulations.

Management assessed the Corporation's compliance with the designated laws and regulations relating to safety and soundness. Based on this assessment, management believes that the Corporation complied, in all significant respects, with the designated laws and regulations related to safety and soundness for the year ended December 31, 2001.


/s/ Robert J. Dickson                                /s/ James F. Felicetty
------------------------------------                 ---------------------------
ROBERT J. DICKSON                                    JAMES F. FELICETTY
President and Chief Executive Officer                Secretary/Treasurer

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                          INDEPENDENT AUDITOR'S REPORT



To the Board of Directors and Shareowners
Frontier Financial Corporation

We have audited the accompanying consolidated balance sheet of Frontier Financial Corporation and subsidiaries as of December 31, 2001 and 2000, and the related consolidated statements of income, changes in shareowners' equity, and cash flows for each of the three years in the period ended December 31, 2001. These financial statements are the responsibility of the Corporation's management. Our responsibility is to express an opinion of these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Frontier Financial Corporation and subsidiaries as of December 31, 2001 and 2000, and the results of their operations and their cash flows for each of the three years in the period ended December 31, 2001, in conformity with accounting principles generally accepted in the United States of America.


/s/ Moss Adams LLP

Everett, Washington
January 18, 2002

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